SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Soliciting Material Pursuant to §240.14a-12

SOUTHWEST IOWA RENEWABLE ENERGY, LLC
(Name of Registrant as Specified In Its Charter)
_______________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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February 3, 2012

To the Members of Southwest Iowa Renewable Energy, LLC:

The Annual Meeting of Members of our Company will be held on Friday, March 16, 2012, at 1:00 p.m. Central Daylight Time at the City of Treynor Community Center, 11 West Main Street, Treynor, Iowa 51575.

A notice of internet availability of proxy materials (which includes information about the Proxy Card, Proxy Statement, Notice of the 2012 Annual Members Meeting and the Company’s 2011 Annual Report (the “Proxy Materials”)) was mailed to the Members today, and the Proxy Materials have been posted on our website at www.sireethanol.com.  We urge all Members to access the Proxy Materials, print the Proxy Card, fill it out and send to us to count your votes for the 2012 Annual Members Meeting.  We will also be mailing Proxy Cards to all Members on or about February 13, 2012.  Holders of Series A, B and C Units are entitled to vote at the Annual Meeting on the basis of one vote for each Unit held, though only the holders of Series A Units may vote to elect the Series A Director nominated to be elected at the 2012 Annual Meeting.  If you attend the Annual Meeting in March, you may nevertheless revoke the proxy and vote in person even though you previously mailed the Proxy Card.

By resolution dated January 20, 2012, the Company’s Board of Directors authorized voting on the matters described in the attached Proxy Statement to be made via the enclosed Proxy Card.

It is important that your Units be represented at the meeting whether or not you are personally in attendance, and I urge you to review carefully the Proxy Statement and access the Proxy Card at our website, then sign, date and return it at your earliest convenience.  I look forward to meeting you and with our Directors and Officers, reporting our activities and discussing the Company’s business.  I hope you will be present.

Very truly yours,

Brian T. Cahill
President and General Manager

Your Officers and Directors desire that all Members be present or represented at the Annual Meeting.  Even if you plan to attend in person, please locate and print from our website the proxy card, date, sign and return it at your earliest convenience so that your Units may be voted.  If you do attend the meeting in March, you retain the right to vote even though you mailed the enclosed proxy.  The proxy must be signed by each registered holder exactly as the Unit is registered.

10868 189th Street, Council Bluffs, IA 51503

PROXY STATEMENT

FOR ANNUAL MEETING OF MEMBERS
TO BE HELD MARCH 16, 2012

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Southwest Iowa Renewable Energy, LLC, an Iowa limited liability company (the “Company,” “SIRE,” “we,” or “us”), of proxies to be voted at the Annual Meeting of Members to be held on March 16, 2012, or any adjournment thereof (the “2012 Annual Meeting”).  The date on which this Proxy Statement is first being sent or given to our Members on or about February 3, 2012.

The Proxy Statement, the notice of the 2012 Annual Meeting, form of proxy, and our Annual Report for the fiscal year ended 2011 (“Fiscal 2011”) may be requested by calling (877) 776-5999, emailing proxy@sireethanol.com, or accessing www.sireethanol.com and clicking on the “Investor Relations” tab.

PURPOSES OF THE MEETING

The 2012 Annual Meeting is to be held for the purposes of:

(1)      To elect one Series A Director to serve until the 2016 Annual Member Meeting or until his successor shall be elected and qualified; and

(2)      To transact such other business as may properly come before the meeting and any adjournment thereof.

The Board unanimously recommends that the Series A Members vote FOR the election as Series A Director of the person named under ELECTION OF SERIES A DIRECTOR.

VOTING, VOTING SECURITIES AND PRINCIPAL UNIT HOLDERS

General

The record date for holders of Units entitled to notice of, and to vote at, the 2012 Annual Meeting is the close of business on January 20, 2012 (the “Record Date”).  As of the Record Date, we had outstanding and entitled to vote at the 2012 Annual Meeting 8,805 Series A Units, 3,334 Series B Units, and 1,000 Series C Units.  Unless there is other business to be presented for action at the 2012 Annual Meeting, the only Series A Units will be voted.

In deciding all questions, Members are entitled to one vote, in person or by proxy, for each Unit, regardless of class, held in the Member’s name at the close of business on the Record Date (though only Series A Members may vote for the election of the Series A Director).  Your Units will be voted in accordance with the instructions you indicate when you submit your Proxy Card.  If you submit a Proxy Card, but do not indicate your voting instructions, your Units will be voted as follows:

●	FOR the election of the Director nominee listed in this Proxy Statement (for Series A Members); and

●
At the discretion of the proxy holders in a manner that they consider being in the best interests of the Company, upon such other business as may properly come before the 2012 Annual Meeting or any adjournment or postponement thereof (for all Members).

Voting by Mail

By signing and returning the Proxy Card according to the instructions provided, you are enabling the individuals named on the Proxy Card, known as “proxies,” to vote your Units at the 2012 Annual Meeting in the manner you indicate.  We encourage you to sign and return the Proxy Card even if you plan to attend the 2012 Annual Meeting.  In this way your Units will be voted even if you are unable to attend the meeting.  If you attend the 2012 Annual Meeting in March, you may nevertheless revoke the proxy and vote in person even though you previously mailed the Proxy Card.

Voting in Person at the Meeting

If you plan to attend the 2012 Annual Meeting and vote in person, we will provide you with a ballot at the meeting.  If your Units are registered directly in your name, you are considered the Unit holder of record, and you have the right to vote in person at the 2012 Annual Meeting.  If your Units are held in the name of your broker or other nominee, you are considered the beneficial owner of Units held in your name.  In that case, and if you wish to vote at the 2012 Annual Meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote these Units. If you attend the Annual Meeting in March, you may nevertheless revoke the proxy and vote in person even though you previously mailed the Proxy Card.

Quorum

The presence, in person or by proxy, of the holders of at least twenty-five percent (25%) of the Units outstanding and entitled to vote at the 2012 Annual Meeting is necessary to constitute a quorum.  Abstentions and Units held by brokers, banks, other institutions and nominees that are voted on any matter at the 2012 Annual Meeting are included in determining the presence of a quorum for the transaction of business at the commencement of the 2012 Annual Meeting and on those matters for which the broker, nominee or fiduciary has authority to vote.  Proxies representing a Member’s Units or ballots which are marked to “withhold authority” with respect to the election of the nominee for election as Director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the 2012 Annual Meeting and for purposes of voting for the election of the Director.  Because the Proxy Card states how the Units will be voted in the absence of instructions by the Member, executed proxies bearing no instructions by the Member will be counted as present for quorum purposes and for the purpose of voting for the election of the Director.

Unit Ownership

As of December 31, 2011, there were 8,805 Series A Units, 3,334 Series B Units, and 1,000 Series C Units issued and outstanding.  The following table provides certain information as of December 31, 2011, with respect to the Unit ownership of: (i) those persons or groups (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who beneficially own more than 5% of any Series of Units, (ii) each Director of the Company, (iii) each Officer of the Company and (iv) all Officers and Directors of the Company, nine in number, as a group.  Unless otherwise provided, the address of those in the following table is 10868 189th Street, Council Bluffs, Iowa 51503.  Except as noted below, the persons listed below possess sole voting and investment power over their respective Units.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Series A	Theodore V. Bauer	36 Units1	0.41%
Series A	Hubert M. Houser	39 Units2	0.44%
Series A	Karol D. King	29 Units3	0.33%
Series A	Michael K. Guttau	12 Units4	0.14%
--	Brian T. Cahill	-0-	--
--	Karen L. Kroymann	-0-	--
--	Eric L. Hakmiller	-0-	--
--	Thomas J. Schmitt	-0-	--
--	Gregory P. Krissek	-0-	--
Series B	Bunge North America, Inc.	3334 Units	100%
Series C	ICM, Inc.	1000 Units	100%

Series A	All Officers and Directors as a Group	116 Units	1.32%

____________________________________
1 These Series A Units are owned jointly by Mr. Bauer and his wife, Donna Bauer.
2 These Series A Units are owned jointly by Mr. Houser and his wife, Paula Houser.
3 These Series A Units are owned jointly by Mr. King and his wife, Rozanne King.
4 These Series A Units are owned jointly by Mr. Guttau and his wife, Judith Guttau.

PROPOSAL 1
ELECTION OF SERIES A DIRECTOR

One Series A Director is to be elected at the 2012 Annual Meeting.  The Series A Director nominee elected at the 2012 Annual Meeting will serve until the 2016 Annual Meeting of Members or until his successor shall be elected and qualified.

The persons named in the accompanying form of Proxy intend to vote such Proxy for the election of the nominee named below as Series A Director of the Company to serve until the 2016 Annual Meeting of Members or until his successor shall be elected and qualified, unless otherwise properly indicated on such Proxy.  If the nominee shall become unavailable for any reason, the persons named in the accompanying form of Proxy are expected to consult with the Board in voting the Units represented by them at the 2012 Annual Meeting.  The Board has no reason to doubt the availability of the nominee and no reason to believe the nominee will be unable or unwilling to serve the entire term for which election is sought.

Proxies may not be voted for more than the one Series A Director nominee below.  To be elected a Series A Director, the nominee must receive the favorable vote of the majority of Series A Units entitled to vote and represented in person or by proxy at the 2012 Annual Meeting.  The name of the Series A Director nominee, along with certain information concerning him follows.

Series A Director Nominee

The Series A Director nominee to be elected at the 2012 Annual Meeting to serve a four-year term is Mr. Theodore V. Bauer, age 59.  Mr. Bauer is a Series A Director, has been a Director of the Company since 2005, Secretary and Treasurer since 2005, a member of both the Audit Committee and the Corporate Governance / Compensation Committee of the Board.

Mr. Bauer has over 35 years of experience in the agricultural industry.  He has been the owner and operator of a farming operation and hunting preserve since 1977 and manages other farms in the area for absentee owners.  Mr. Bauer co-founded Templeton Rye Spirits LLC and served as a director from 2005-2007.  He has been a director of Iowa Quality Producers Alliance since 2003.  Mr. Bauer served as vice-president of West Central Iowa Rural Water from 2002-2007.

Mr. Bauer meets the “independent director” standards applicable to companies listed on the Nasdaq Capital Market (though our Units are not listed on any exchange or quotation system).  Mr. Bauer does not serve as a director of any other company having a class of securities registered under section 12 of the Exchange Act, or subject to section 15(d) of the

Exchange Act, nor does he serve as a director of an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).   Mr. Bauer’s address is 10868 189th Street, Council Bluffs, Iowa 51503.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SERIES A MEMBERS VOTE FOR THE ELECTION OF MR. THEODORE V. BAUER AS SERIES A DIRECTOR FOR A FOUR-YEAR TERM.

OTHER BUSINESS

The Board knows of no other business to be presented for action at the 2012 Annual Meeting.  If any matters do come before the 2012 Annual Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the 2012 Annual Meeting.

ADDITIONAL INFORMATION

Certain Relationships and Related Transactions, and Director Independence

Bunge

On November 1, 2006, in consideration of its agreement to invest $20,004,000 in us, Bunge North America, Inc. “Bunge”) purchased the only Series B Units under an arrangement whereby we would (i) enter into various agreements with Bunge or its affiliates discussed below for management, marketing and other services, and (ii) have the right to elect a number of Series B Directors which are proportionate to the number of Series B Units owned by Bunge, as compared to all Units.  Eric L. Hakmiller and Thomas J. Schmitt are our directors who were appointed by Bunge.  Under the Third Amended and Restated Operating Agreement (the “Operating Agreement”), we may not, without Bunge’s approval (i) issue additional Series B Units, (ii) create any additional Series of Units with rights which are superior to the Series B Units, (iii) modify the Operating Agreement to adversely impact the rights of Series B Unit holders, (iv) change the our status from one which is managed by managers, or change back to manager management in the event the status is changed to member management, (v) repurchase or redeem any Series B Units, (vi) take any action which would cause a bankruptcy, or (vii) approve a transfer of Units allowing the transferee to hold more than 17% of our Units or to a transferee which is a direct competitor of Bunge.  Furthermore, sections 9.11 and 9.12 of the Operating Agreement grant Bunge and its affiliate, Bunge N.A. Holdings, Inc. (“Holdings”) (if it is issued any Series U Units), respectively, the right to purchase their pro-rata share of any securities we issue.

We issued a Subordinated Term Note to Holdings, dated August 26, 2009 (the “Original Holdings Note”), due on August 31, 2014, repayment of which was subordinated to the repayment of which is subordinated to the credit agreement with AgStar Financial Services, PCA (the “Credit Agreement”).  On June 23, 2010, we amended and restated the Original Holdings Note by issuing the Holdings Note, which increased the principal amount to $28,106,579 (representing outstanding principal plus accrued interest through payment date) and amended Holdings’ right to proceeds from the sale or issuance of equity or debt securities during such time as Holdings holds Series U Units.  The Holdings Note is convertible into Series U Units, at the option of Holdings, at the price of $3,000 per Unit.  Interest accrues at the rate of 7.5% over six-month LIBOR.  Principal and interest may be paid only after payment in full under the Credit Agreement.  As of September 30, 2011 and September 30, 2010, we had $31,663,730 and $29,290,300, respectively, outstanding under the Holdings Note, with the September 30, 2011 representing the greatest amount outstanding during the last three fiscal years under the Original Holdings Note and the Holdings Note.  During the year ended September 30, 2010 (“Fiscal 2010”), we paid $2,000,000 principal and $33,153 interest on the Holdings Note, and during Fiscal 2011, we paid $0 principal and $0 interest on the Holdings Note.

On June 23, 2010, in connection with our issuance of the Holdings Note, we also executed that Bunge Agreement—Equity Matters (the “Holdings Equity Agreement”), which was subsequently amended on June 17, 2010, under which (i) Holdings has preemptive rights to purchase new securities in us, and (ii) we are required to redeem any Series U Units held by Holdings with 76% of the proceeds received by us from the issuance of equity or debt securities.

We issued a revolving note to Holdings (the “Holdings Revolving Note”) dated August 26, 2009, providing for the extension of a maximum of $10,000,000 in revolving credit.  Holdings has a commitment, subject to certain conditions, to advance up to $3,750,000 at our request under the Holdings Revolving Note; amounts in excess of $3,750,000 may be advanced by Holdings in its discretion.  Interest accrues at the rate of 7.5 percent over six-month LIBOR.  As of September

30, 2011 and September 30, 2010, we had $3,000,000 and $0, respectively, outstanding under the Holdings Revolving Note, with the September 30, 2011 amount representing the greatest amount outstanding during the last three fiscal years under the Holdings Revolving Note.  During Fiscal 2010, we paid $2,000,000 principal and $33,153 interest on the Holdings Revolving Note, and during Fiscal 2011, we paid principal and made additional borrowings, resulting in a net reduction of $750,000 principal and we paid $146,428 interest on the Holdings Revolving Note.

We entered into a Distillers Grain Purchase Agreement dated October 13, 2006 (“DG Agreement”) with Bunge, under which Bunge pays a sales price less transportation costs, rail lease charge and a fixed rate marketing fee for the distillers grains we produce.  The DG Agreement continues until February 2019, when it will automatically renew for successive three-year terms unless a 180-day written notice is given of either party’s election not to renew before the expiration of the initial term or the then-current renewal term.  We are required to pay a minimum annual marketing fee of $150,000.  Beginning on February 1, 2012, the annual minimum amount and the purchase price may be adjusted.  We incurred $1,725,423 and $977,658 of marketing expenses during Fiscal 2011 and Fiscal 2010, respectively, under the DG Agreement

On December 15, 2008, we entered into a Supply Agreement (the “Supply Agreement”) with a Bunge affiliate to procure all the grain we require, which was subsequently assigned to Bunge.  The agreement continues until 2016 and automatically renews for successive three-year terms unless a 180-day written notice is given by either party.  We pay Bunge a per-bushel fee for corn procured, subject to an annual minimum fee of $675,000, which adjusts according to specified indexes after three years.  Expenses under this agreement for Fiscal 2011 and Fiscal 2010 were $0 and $1,209,887, respectively.

On January 30, 2008, we entered into a Support Services Agreement (the “Support Services Agreement”), under which Bunge provides us with engineering support, provides reports to our lenders and assists us with requests by our lenders.  We pay, in addition to Bunge’s out of pocket expenses, an hourly fee of $95 for such services.  The term of the Support Services Agreement expired on December 31, 2008, but is being continued on a month to month basis.  Expenses under the Support Services Agreement for Fiscal 2011 and Fiscal 2010 were $0 and $0, respectively.

On December 15, 2008, we entered into a Lease Agreement (the “Lease Agreement”) with Bunge, under which we leased from Bunge a grain elevator located in Council Bluffs, Iowa, for approximately $67,000 per month.  Expenses under the Lease Agreement for Fiscal 2011 and Fiscal 2010 were $467,063 and $799,964, respectively.  In connection with the Lease Agreement, we entered into a grain purchase agreement, under which we purchased the grain inventory at the grain elevator and the grain inventory located in our on-site storage facility, consisting of approximately 1,900,000 bushels of corn at an approximate market value of $6,000,000.  The Lease Agreement was terminated in May, 2011.

On December 15, 2008, we entered into an Ethanol Purchase Agreement with Bunge (the “Original Ethanol Agreement”), and effective January 1, 2012, we entered into a subsequent Ethanol Purchase Agreement with Bunge (the “Ethanol Agreement”), which replaced the Original Ethanol Agreement.  Under the Ethanol Agreement, we sell Bunge all of the ethanol produced at our facility, and Bunge purchases the same.  We pay Bunge a per-gallon fee for ethanol sold by Bunge, subject to a minimum annual fee of $750,000 which is adjusted according to specified indexes after three years.  The Ethanol Agreement term continues for three years, after which the Ethanol Agreement will automatically renew for successive three-year terms unless one party provides the other with notice of their election to terminate 180 days prior to the end of the term.  Expenses under the Original Ethanol Agreement for Fiscal 2011 and Fiscal 2010 were $1,820,836 and $773,060, respectively. Because the Ethanol Agreement commenced on January 1, 2012, there were no expenses under it for Fiscal 2011 or Fiscal 2010.

On December 15, 2008, we entered into a Risk Management Services Agreement with Bunge (the “Risk Management Agreement”), under which Bunge provides us with assistance in managing our commodity price risks for a quarterly fee of $75,000.  The agreement has an initial term of three years and will automatically renew for successive three year terms, unless one party provides the other notice of their election to terminate 180 days prior to the end of the term.  Expenses under the Risk Management Agreement for Fiscal 2011 and Fiscal 2010 were $300,000 and $300,000, respectively.

On June 25, 2007, we entered the Railcar Sublease Agreement with Bunge for the lease of 320 ethanol tank cars and 300 distillers grain cars. The lease commenced in January 2009, continues for a term of ten years, and terminates upon the termination of the final car lease. On June 26, 2009, we executed a Restated Agreement for the sublease of 325 ethanol cars and 300 hopper cars. Under the Railcar Agreement, we sublease railcars for terms lasting 120 months and continuing on a month to month basis thereafter. The Railcar Agreement will terminate upon the expiration of all railcar subleases.  Expenses under this agreement for Fiscal 2011 and Fiscal 2010 were $4,855,718 and $4,855,683, respectively.

On November 12, 2010, we entered into a Corn Oil Agreement, under which Bunge markets corn oil extracted at our facility, so long as our corn oil meets the mutually agreed production standards.  The Corn Oil Agreement commenced on November 12, 2010 and continues for three years thereafter.  The Corn Oil Agreement will automatically renew for subsequent three year period, unless either party provides at least 180 days written notice of non-renewal prior to expiration of the then-current term.  Under the Corn Oil Agreement, Bunge has the option of buying corn oil from us for its own account, including for resale to third parties.  In the event Bunge purchases corn oil from us for its own account, Bunge pays the fair market value of the corn oil, as determined by us and Bunge.  For its efforts in marketing our corn oil, we pay Bunge a marketing fee based on the amount of corn oil sold; provided that at such times as the amount outstanding under the Holdings Revolving Note equal or exceed $1,000,000, we will pay Bunge a higher marketing fee based on the amount of corn oil sold.  Furthermore, from time to time, Bunge may buy corn oil for its own account, and in all such cases, such purchases will be at the current fair market value of such corn oil.  Beginning on the third anniversary of the effective date of the Corn Oil Agreement, the marketing fee paid will be adjusted based on the change in a specified formula.  Expenses under the Corn Oil Agreement for Fiscal 2011 and Fiscal 2010 were $87,870 and $0, respectively.

ICM

On November 1, 2006, in consideration of its agreement to invest $6,000,000 in us, ICM, Inc. (“ICM”) became our sole Series C Member.  As part of ICM’s agreement to invest in our Series C Units, the Operating Agreement provides that we will not, without ICM’s approval (i) issue additional Series C Units, (ii) create any additional Series of Units with rights senior to the Series C Units, (iii) modify the Operating Agreement to adversely impact the rights of Series C Unit holders, or (iv) repurchase or redeem any Series C Units.  Additionally, ICM, as the sole Series C Unit owner, is afforded the right to elect one Series C Director to the Board so long as ICM remains a Series C Member.  Gregory P. Krissek is the current Series C Director elected by ICM.

On September 25, 2006, we entered into a contract with ICM for the construction of our ethanol plant (the “ICM Contract”) for a lump-sum contract price of $118,000,000.  As of September 30, 2009 and 2008, we incurred approximately $147,656,016 and $134,025,000 of construction costs, respectively, under the ICM Contract.  We had a total of approximately $697,770 of retainage payable as of September 30, 2009 under the ICM Contract.  We had no retainage payable as of September 30, 2010 under the ICM Contract.

On June 23, 2010, we entered into a Loan Satisfaction Agreement with a prior lender and ICM under which ICM paid a prior debt obligation of $8,773,300.  In connection with that agreement, we issued a promissory note to the ICM (the “ICM Note”) in the amount of $9,969,816, which is convertible at the option of ICM into Series C Units at a conversion price of $3,000 per unit.  As of September 30, 2011 and September 30, 2010, we had $10,903,000 and $10,061,000, respectively, outstanding under the ICM Note, with the September 30, 2011 amount representing the greatest amount outstanding during the last three fiscal years under the ICM Note.  During Fiscal 2011, we paid $0 and principal and $0 interest on the ICM Note, and during Fiscal 2010, we paid $0 principal and $0 interest on the ICM Note.

Additionally, in connection with our issuance of the ICM Note, we entered into that ICM Equity Agreement on June 17, 2010, under which (i) ICM has preemptive rights to purchase new securities in us, and (ii) we are required to redeem any Series C Units ICM converts debt under the ICM Note into with 24% of the proceeds received by us from the issuance of equity or debt securities.

On July 13, 2010, we entered into a Joint Defense Agreement (the “Joint Defense Agreement”) with ICM, in connection with our purchase of tricanter centrifuges (the “Centrifuges”) from ICM.  Because the Centrifuges have been the subject of legal actions regarding potential patent infringement, the Joint Defense Agreement provides that: (i) the parties may, but are not obligated to, share information and materials that are relevant to the common prosecution and/or defense of any such patent litigation regarding the Centrifuges (the “Joint Defense Materials”), (ii) any Joint Defense Materials will be and remain confidential, privileged and protected (subject to exceptions), (iii) upon receipt of a request or demand for disclosure of Joint Defense Material to a third party, the party receiving such request or demand will consult with the party that provided the Joint Defense Materials and if the party that supplied the Joint Defense Materials does not consent to such disclosure then the other party will seek to protect any disclosure of such materials, (iv) neither party will disclose Joint Defense Materials to a third party without a court order or the consent of the party who initially supplied the Joint Defense Materials, (v) access to Joint Defense Materials will be restricted to each party’s outside attorneys, in-house counsel, and retained consultants, (vi) Joint Defense Materials will be stored in secured areas and will be used only to assist in prosecution and defense of the patent litigation and (vii) if there is a dispute between us and ICM, then each party waives its right to claim that the other party’s legal counsel should be disqualified by reason of this the Joint Defense Agreement or receipt of Joint Defense Materials.  The Joint Defense Agreement will terminate the earlier to occur of (i) upon final resolution of all patent litigation and (ii) a party providing ten (10) days advance written notice to the other party of its intent to withdraw from the Joint Defense Agreement.  No payments have been made by either party under the Joint Defense Agreement.

On August 25, 2010, we entered into a Tricanter Purchase and Installation Agreement (the “Tricanter Agreement”) with ICM, under which ICM sold us a tricanter oil separation system (the “Tricanter Equipment”) and installed the equipment at our facility.  In the Tricanter Agreement, ICM agreed to indemnify and hold us harmless from all claims arising out of the infringement of adversely owned patents, copyrights or any other intellectual property rights in connection with our purchase and/or use of the Tricanter Equipment.  As of September 30, 2011, we have paid $2,592,500 to ICM for the Tricanter Agreement.

We do not have any policies finalized and adopted by the Board governing the review or approval of related party transactions.

Board Leadership Structure and Role in Risk Oversight

We are managed by a Chief Executive Officer who is separate from the Chairman of the Board.  Brian T. Cahill is our General Manager/Chief Executive Officer, while Karol D. King is our Chairman of the Board.  We have determined that the current separation of the two roles allow our Chief Executive Officer to manage our day to day operations while allowing our Chairman to focus on leading the Board in its duty to act in our best interests and that of the Members.  We believe this leadership structure allows the Board to best focus on its oversight role and provide us a perspective that is independent from that of its management.  While we do not have a policy mandating the leadership structure aside from the Operating Agreement, the Board reserves the right to determine the appropriate leadership structure from time to time.

The Board is actively involved in overseeing all material risks that we face. The Board administers its oversight functions by reviewing our operations, by overseeing the executive officers’ management and through its risk management committee.

Director Qualifications

The table below discusses the experiences, qualifications and skills of each of our Directors which led to the conclusion that they should serve as such.  Our Series A Directors are nominated by the Board, following consideration by the Board’s Nominating Committee, and then elected by our Series A Unitholders.  The two Series B Directors and the Series C Director are appointed by Bunge and ICM, respectively, under the terms of our Operating Agreement.

Director	Experiences, Qualifications and Skills

Series A Directors	Elected by Series A Unit Holders
Theodore V. Bauer
Mr. Bauer’s background as a farmer and agribusinessman, as well as his past service on a number of civic and corporate boards, including the Iowa Quality Producers Alliance, an organization devoted to value-added agriculture and rural economic development, are important factors qualifying Mr. Bauer as one of the Board’s Series A independent directors.

Michael K. Guttau
Mr. Guttau was recruited to serve as an independent Series A Director and as the Audit Committee Financial expert given his background and experience as a banking executive and board member of a number of banking and civic organizations.  Mr. Guttau’s experience includes more than 30 years as a rural banker, providing a long-term view of agriculture and ag-related businesses.

Hubert M. Houser
Senator Houser brings to the Board more than 30 years of experience as a member of the Iowa legislature and the county board in which we are located.  During his career, Senator Houser has developed a reputation as a leader in rural economic development.  He provides significant assistance to the Board in our interaction with all levels of local and state government and also provides a long-term view of the further development of our site and business.

Karol D. King
Mr. King, the Board’s Chairman and an independent Director elected by Series A members, has a long career as a farmer and owner of a number of ag-related business.  In addition, Mr. King has held leadership positions in numerous local and national ag producer groups, in particular the Iowa and national corn growers associations.  In these capacities he has participated in the development of the ethanol industry.

Series B Directors	Appointed by Bunge
Eric L. Hakmiller
Mr. Hakmiller is Vice-President and General Manager of Bunge Biofuels.  Bunge is involved in sourcing and supplying corn, selling DDGS in domestic and export markets, selling biodiesel and marketing and trading ethanol.  Bunge Biofuels also manages the risk of these volatile commodities to decrease market risk both for its own account and its marketing partners.  Mr. Hakmiller brings this broader market view to his service as a member of the Board.

Thomas J. Schmitt
With more than 32 years of agribusiness experience with Bunge, and in his capacity as Manager of Western Region, Bunge North America Oilseed Processing, Mr. Schmitt brings extensive experience to the Board in oversight of agribusiness facilities.  Mr. Schmitt's current responsibilities include management of the Bunge soy bean crush facility in Council Bluff's, located near the Company’s plant.  This Bunge facility has an annual crush capacity of approximately 77 million bushels and is the largest soy bean crush facility in the United States.

Series C Directors	Appointed by ICM
Gregory P. Krissek
In his capacity as Director of Government Affairs for ICM, Mr. Krissek is intensely involved in biofuels issues at the local, state and national level.  In addition to service on the Board of Directors, Mr. Krissek serves on the board of Growth Energy, a major industry trade group, and the boards of six private ethanol companies and brings a broad view of ethanol plant operations to us.

Directors

The chart below lists the Directors whose terms continue after the 2012 Annual Meeting and also includes the Series A nominee, Mr. Bauer.  The Directors listed below under “Independent Directors” meet the “independent director” standards applicable to companies listed on the Nasdaq Capital Market (though our Units are not listed on any exchange or quotation system) (“Independent Directors”).  “Interested Directors” are those listed below who do not meet the “independent director” standards applicable to companies listed on the Nasdaq Capital Market (though our Units are not listed on any exchange or quotation system).  The address for all Directors is 10868 189th Street, Council Bluffs, Iowa 51503.  None of the Directors listed below currently serve on the board of directors of any other company having a class of securities registered under Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act, nor have any of our Directors served as directors of an investment company registered under the Investment Company Act.  Under the Operating Agreement, the Series A Directors’ terms are staggered such that one Director is up for election every year.

Independent Directors

Name and Age	Position(s) Held with the Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years

Karol D. King, 65	Series A Director and Chairman	Term expires 2013, Director since November 30, 2006
Corn, popcorn and soybean farmer near Mondamin, Iowa, since 1967; President, King Agri Sales, Inc. (marketer of chemicals, fertilizer and equipment) since 1995; President, Kelly Lane Trucking, LLC, since 2007.  Mr. King attended Iowa State University and has served on the Harrison County Farm Bureau Board, the Iowa Corn Growers Board, the Iowa Corn Promotion Board, the US Feed Grains Council Board, the National Gasohol Commission, and the National Corn Growers Association Board.

Theodore V. Bauer, 59	Series A Director, Secretary and Treasurer	Term expires 2012, Director since March 28, 2005; Officer since March 28, 2005
Director, Secretary and Treasurer (since 2005) of the Company; Owner and operator of a farming operation and hunting preserve near Audubon, Iowa, since 1977; Co-Founder, and from 2005 to 2007, Director, Templeton Rye Spirits LLC; Director, Iowa Quality Producers Alliance, since 2003; Vice President, West Central Iowa Rural Water, from 2002 to 2007.  Mr. Bauer has an Ag Business degree from Iowa State University and is a graduate of the Texas A&M TEPAP program.

Hubert M. Houser, 69	Series A Director	Term expires 2014, Director October 13, 2005
Lifetime owner of farm and cow-calf operation located near Carson, Iowa.  Mr. Houser has served in the Iowa Legislature since 1993, first in the House of Representatives and currently in the Senate.  Mr. Houser also served on the Pottawattamie County Board of Supervisors from 1979 to 1992, director of the Riverbend Industrial Park, and was a founder of the Iowa Western Development Association and Golden Hills RC&D.

Michael K. Guttau, 65	Series A Director	Term expires 2015, Director since March 16, 2007
Council of Federal Home Loan Banks, Washington, D.C.; Chairman from 2008 to 2009, Vice Chairman from 2004 to 2007, Chairman of Audit Committee from 2004 to 2006  and Chairman of Risk Management Committee (2007), Federal Home Loan Bank of Des Moines; since 1972, various positions with Treynor State Bank, currently CEO and Chairman of the Board; Superintendent of Banking, Iowa Division of Banking, from 1995 to 1999; Director, Iowa Bankers Association, Iowa Bankers Mortgage Corporation, Iowa Student Loan Liquidity Corp., Iowa Business Development Finance Corp. and Iowa See Capital Liquidation Corp.; President, Southwest Iowa Bank Administration Institute; Past Chairman, ABA Community Bankers from 1991 to 1992.  Mr. Guttau received his B.S., Farm Operation, from Iowa State University in 1969 and completed numerous U.S. Army education programs from 1969 to 1978.  Mr. Guttau is the 2010 recipient of the James Leach Bank Leadership Award.

Interested Directors

Name and Age	Position(s) Held with the Company	Term of Office† and Length of Time Served	Principal Occupation(s) During Past 5 Years

Tom J. Schmitt, 61†‡	Series B Director	Since July 17, 2009
Manager, Western Region, Bunge North America Oilseed Processing.  Mr. Schmitt has worked with Bunge over thirty-two years.  Mr. Schmitt received a Bachelor’s degree in business administration from St. Ambrose University.

Eric L. Hakmiller, 49†‡	Series B Director and Vice Chairman	Since July 17, 2009
Vice-President and General Manager, Bunge Biofuels, Bunge North America.  Mr. Hakmiller received a Bachelor’s degree in economics from the University of Maine and a graduate degree from Loyola Marymount University.

Name and Age	Position(s) Held with the Company	Term of Office† and Length of Time Served	Principal Occupation(s) During Past 5 Years

Gregory P. Krissek, 49†‡	Series C Director	Since November 30, 2006
Director of Government Affairs, ICM, Inc., since 2006; Director of Marketing and Governmental Affairs, United Bio Energy, from 2003 to 2006; Chairman, National Ethanol Vehicle Coalition, 2007; Secretary-Treasurer of the Board, Ethanol Promotion and Information Council since 2004, President since June 2008; director, Kansas Association of Ethanol Processors since 2004; Kansas Energy Council, since 2004 prior Director of Operations, Kansas Corn Commission; Assistant Secretary, Kansas Department of Agriculture, 1997 to 2000.

† The Interested Directors’ terms do not have a specified number of years, as these Directors are nominated by the Series B Member and the Series C Member, , as discussed further below under “Certain Relationships and Related Party Transactions.”

‡ The information provided below under “Certain Relationships and Related Party Transactions,” respecting the election of Messrs. Krissek, Schmitt, and Hakmiller as Directors, is incorporated into this section by reference.

Executive Officers and Key Employee

The table below lists all of our executive officers and a key employee, the plan manager.  The address for all of the our officers is 10868 189th Street, Council Bluffs, Iowa 51503.   There are no arrangements or understandings between any of the Company’s officers and any other persons pursuant to which he or she was selected as an officer.  None of the Officers listed below currently serves on the board of directors of any other company having a class of securities registered under Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act, nor have any of our officers served as directors of an investment company registered under the Investment Company Act.

Name and Age	Position(s) Held with the Company	Length of Time Served	Principal Occupation(s) During Past 5 Years
Brian T. Cahill, 58	General Manager and Chief Executive Officer	Since September, 2009
Executive Vice President, Distillery Innovations Segment, MGP Ingredients, Inc. (“MGP”) (a public company, which provides services in the development, production and marketing of naturally-derived specialty ingredients and alcohol products) from 2007 to 2008; CFO/Vice President of Finance and Administration, MGP, from 2002 to 2007; General Manager, MGP, from 1992 to 2002.  Mr. Cahill received a Bachelor of Science in Accounting from Bradley University and is a Certified Public Accountant.

Karen L. Kroymann, 50	Controller and Principal Financial Officer	Since June, 2009
Controller, Transgenomic, Inc., (a public company which provides services for DNA lab testing and manufacture-analysis equipment) from 2007 to 2008; Controller, TTI Technologies (a synthetic coal manufacturer) from 2006 to 2007; Asst. Controller, Future Foam (a manufacturer and fabricator of polyurethane foam) from 1999-2006).  Ms. Kroymann received a Bachelor’s of Arts degree from Mt. St. Clare College, an M.B.A. from the University of Nebraska and is a Certified Public Accountant.

Dan Wych, 35	Plant Manager	Since April, 2008
Operations/Fermentation Coordinator, U.S. Bio Energy/VerSun Energy (a public company which produces ethanol and co-products from corn) from 2006 to 2008; Plant Manager, United Bio Energy (a company that provides services for ethanol plants) in 2006; Production Manager, Little Sioux Corn Processors (a company which produces ethanol and co-products from corn) from 2005 to 2006; Operations/Lab/Safety Manager, Quad County Corn Processors (a company which produces ethanol and co-products from corn) from 2000 to 2005.  Mr. Wych attended Iowa Lakes Community College and completed over 60+ credit hours within their Associated Arts Program.

We have adopted a code of ethics that applies to our officers and employees.  We do not have a separate code of ethics that applies to our executive officers.

Compensation of Directors and Executive Officers

Compensation of Directors

We do not provide our Directors with any equity or equity option awards, nor any non-equity incentive payments or deferred compensation.  Similarly, we do not provide our Directors with any other perquisites, “gross-ups,” defined contribution plans, consulting fees, life insurance premium payments or otherwise. Following recommendation by the Corporate Governance / Compensation Committee (the “Governance Committee”) and subsequent approval by the Board effective on March 1, 2011, we pay our Directors the following amounts (collectively, the “Compensation Policy”): (i) each Director receives an annual retainer of $12,000, (ii) each Director receives $1,000 per scheduled Board meeting attended (whether in person or telephonic), and (iii) each Director will receive $3,000 per Board meeting attended if the regular scheduled board meetings change to meetings on a quarterly basis  (whether in person or telephonic); provided that the foregoing amounts under items (i) – (iii) shall not exceed $24,000 per Director in any calendar year.  Additionally, the following amounts are paid to Directors for specified services: (i) the Chairman of the Board is paid $7,500 per year, (ii) the Chairman of the Audit Committee and Audit Committee Financial Expert is paid $5,000 per year, (iii) the Chairmen of all other Committees are paid $2,500 per year, and (iv) the Secretary of the Board is paid $2,500 per year.

Independent Directors

The following table lists the compensation we paid in Fiscal 2011 to our Independent Directors.

Name	Fees Earned or Paid in Cash	All Other Compensation	Equity or Non-Equity incentives	Total

Theodore V. Bauer	$26,500	$0	$0	$26,500
Hubert M. Houser	$26,500	$0	$0	$26,500
Karol D. King	$31,500	$0	$0	$31,500
Michael K. Guttau	$29,000	$0	$0	$29,000

Interested Directors

The following table lists the compensation we paid in Fiscal 2011 to our Interested Directors.

Name	Fees Earned or Paid in Cash	All Other Compensation	Equity or Non-Equity incentives	Total

Eric L. Hakmiller†	$26,500	$0	$0	$26,500
Thomas J. Schmitt†	$26,500	$0	$0	$26,500
Gregory P. Krissek†	$24,000	$0	$0	$24,000

† The Directors fees payable to the Interested Directors are paid directly to their corporate employers at such Directors’ request, and the Interested Directors do not receive any compensation from us for their service as Directors.

Selection of our directors is governed by the Nominating Committee Charter, which was adopted by the Board on February 16, 2007.  We also have an audit committee, which consists of Michael K. Guttau (Chairman), Theodore V. Bauer and Karol D. King.  Mr. Guttau is the financial expert who is required to serve on the audit committee under SEC rules and is considered an “independent” financial expert under standards applicable to companies listed on the Nasdaq Capital Market (though our Units are not listed on any exchange or quotation system).

Compensation of Executive Officers

In June 2010, we established an equity incentive compensation plan (the “Plan”).  The purpose of the Plan is to allow any officer or employee of the Company to share in the our value through the issuance, from time to time, of Equity Participation Units (“Equity Participation Units”) and/or Unit Appreciation Rights (“Unit Appreciation Right”) (as further described immediately below in “Long-Term Incentive Compensation”).  Pursuant to the Plan and individual award agreements, the Governance Committee recommended and the Board approved the award of 5.11 Equity Participation Units to Mr. Cahill on December 17. 2010.  Mr. Cahill’s award vests in full on December 17, 2013.  Under the Plan, the Governance Committee is responsible for designing, reviewing and overseeing the administration of our executive compensation program.  Pursuant to the Governance Charter, the Governance Committee approved the compensation terms for Mr. Cahill and Ms. Kroymann when they were hired in 2009, and has approved all adjustments since that time.
Subsequently, during Fiscal 2010, the Governance Committee engaged a compensation consultant (the “Consultant”) to evaluate the compensation of Mr. Cahill and Ms. Kroymann, as controller, in relation to other executive officers in comparable positions in the industry.  Additionally, during Fiscal 2010, the Governance Committee met with the Consultant to develop a company-wide compensation philosophy based on comparable market data and establishment of a management evaluation process.

As such, the compensation of our senior executives is designed to achieve the following objectives: (i) align the interests of the executive officers and our Unit holders; (ii) attract, retain and motivate high caliber executive officers; and (iii) pay for performance by linking a significant amount of executive compensation to individual contribution to selected metrics of our business plan.  The following are the main elements of compensation under our agreements with our two senior officers.

●
Base Salary: A portion of annual cash compensation is paid as base salary to provide a level of security and stability.  Mr. Cahill’s annual base salary under his employment agreement is $180,000 while Ms. Kroymann is paid $101,694 in base salary.

●
Annual Cash Incentive: We expect that a significant portion of the annual cash compensation paid to the executive officers will be directly related to the achievement of individual performance goals and contributions.  Awards were available for Fiscal 2011 and were made to employees in November 2011.

●
Long-Term Incentive Compensation:  As mentioned above, our Board adopted the Plan for the purpose of attracting and retaining key personnel.  The Plan is designed to allow participants, who consist of any officer or employee, to share in our value through the issuance of Equity Participation Units and/or Unit Appreciation Rights.  Each award will be granted pursuant to an individual award agreement, which will set forth the number of units or rights granted, the book value of our Series A Units as of the grant date for purposes of valuing each Equity Participation Unit or Unit Appreciation Right, the fiscal year for which the Equity Participation Unit or Unit Appreciation Right is granted, and any In-Service Payment Date (as defined in the Plan).  All awards will be recommended by our Governance Committee and then approved by the Board.  Neither the Equity Participation Units or the Unit Appreciation Rights are equity securities in the Company.

●
Retirement and Welfare Benefits:  We sponsor both a standard 401(k) and Roth 401(k) plan. To be eligible to participate, a new hire is eligible to participate the first of the month after their start date. While eligible employees are given an option to enroll, those who do not choose either “yes” or “no” are automatically enrolled in the standard 401(k) plan at 3% withholding.  Under the program, we match the first 3%, and ½ of the next 2%, of the employee’s contributions.  Each participant picks his or her own investment strategy—either the planned grouping of investments or individually selected investments.  We have implemented a basic benefits plan for all full time employees, including medical, dental, life insurance and disability coverage.

Summary Compensation Table

The following table provides all compensation paid to our executive officers in Fiscal 2011 and 2010.  Mr. Cahill was awarded 5.11 Equity Participation Units on December 17, 2010 (Fiscal 2011) which were valued at $3,914 per unit, the book value of our Units, or $20,001 in the aggregate, as of the grant date.  These Equity Participation Units will not vest for three years under the Plan, subject to certain events which may result in accelerated vesting.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Awards ($)	Total ($)

Brian T. Cahill, President and CEO	2011 2010	$187,897 $184,662	$45,000 $15,000	$20,001(1) -	$252,898 $199,662

Karen L. Kroymann, Controller	2011 2010	$101,694 $93,182	$6,147 $10,000	- -	$107,841 $103,182

(1)
Mr. Cahill receives no benefit from the 5.11 Equity Participation Units he was awarded until they vest in 2013.  As described in footnote 8 to our audited financial statements for Fiscal 2011, the Equity Participation Units are valued at book value.

	Outstanding Equity Awards at Fiscal Year-End

	Stock Awards
Name and Principal Position	Number of Unvested Units	Market Value of Unvested Units

Brian T. Cahill, President and CEO	5.11(1)	$18,950

(1)
As mentioned above, Mr. Cahill was awarded 5.11 Equity Participation Units under the Plan that will vest in 2013.  Mr. Cahill receives no benefit from any of the Equity Participation Units until such time they are vested in 2013.  The Equity Participation Units awarded to Mr. Cahill were valued at $3,708 per unit as of September 30, 2011 for an aggregate award of $18,950.

Board Meetings and Committees

During Fiscal 2011, twelve meetings of the Board were held.  In addition, four meetings of the Audit Committee, five meetings of the Corporate Governance/Compensation Committee, twelve meetings of the Risk Management Committee and one meetings of the Nominating Committee were held.  Each incumbent Director attended at 100% of the meetings during Fiscal 2011.  Each incumbent Director attended 100% of the meetings held by the committees of the Board on which each Director served during Fiscal 2011 with the exception of one Director who attended all but one of the meetings of the Risk Management Committee.

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, which operates under a written charter (the “Audit Committee Charter”) and currently consists of Michael K. Guttau (Chair), Theodore V. Bauer and Karol D. King.  All of the members of the Audit Committee meet the “independent director” standards applicable to companies listed on the Nasdaq Capital Market (though our Units are not listed on any exchange or quotation system).  The Board has determined that Mr. Guttau is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K under the Exchange Act.  Among other things, the Audit Committee has the authority for appointing and supervising our independent registered public accounting firm and is primarily responsible for approving the services performed by the our independent registered public accounting firm and for reviewing and evaluating the our accounting principles and system of internal accounting controls.  A copy of the Audit Committee charter is available on our website at www.sireethanol.com at “Investor Relations”.  The Audit Committee held four meetings in Fiscal 2011.

Nominating Committee

The Nominating Committee operates under a written charter (the “Nominating Committee Charter”), which is available on our website, www.sireethanol.com at “Investor Relations”.  The Nominating Committee Charter provides that the Nominating Committee will identify individuals qualified to become Board members for election by holders of the our Series A units, to recommend to the Board persons to fill Board vacancies or to stand for election by members and to recommend to the Board nominees for each Board committee, including a financial expert to serve on the our Audit Committee.  Presently, the Nominating Committee’s membership consists of Hubert M. Houser (Chair), Theodore V. Bauer, and Karol D. King, all of whom meet the “independent director” standards applicable to companies listed on the Nasdaq Capital Market (though our Units are not listed on any exchange or quotation system).  The Nominating Committee held one meeting in Fiscal 2011.

The Nominating Committee believes that having directors with relevant experience in business and industry, government, finance and other areas is beneficial to the Board as a whole.  Directors with such backgrounds can provide a useful perspective on significant risks and competitive advantages and an understanding of the challenges the Company faces.  With respect to nominating existing directors, the Nominating Committee reviews relevant information available to it, including the latest Board evaluations for such persons, if any, and assess their continued ability and willingness to serve as a director.  The Nominating Committee will also assess such persons’ contributions in light of the mix of skills and experience the Nominating Committee has deemed appropriate for the Board.  With respect to nominations of new directors, the Nominating Committee will conduct a thorough search to identify candidates based upon criteria the Nominating Committee deems appropriate and considering the mix of skills and experience necessary to complement existing Board members.  The Nominating Committee will then review selected candidates and make a recommendation to the Board.  The Nominating Committee may seek input from other Board members or senior management in identifying candidates.

The Nominating Committee Charter provides that the Nominating Committee will consider director candidates recommended by Unit holders the same way it evaluates other individuals for nomination as a new director, provided that must be made in accordance with our Operating Agreement (see “Member Proposals for the 2013 Annual Meeting” below).

Corporate Governance/Compensation Committee Report

The Corporate Governance/Compensation Committee operates under the Compensation Committee Charter, which is available on our website, www.sireethanol.com at “Investor Relations”.  The Corporate Governance/Compensation Committee Charter provides that the Corporate Governance/Compensation Committee will annually review and approve our compensation program for its Directors, officers and managers.  The Corporate Governance/Compensation Committee Charter does not exclude from the Corporate Governance/Compensation Committee’s membership Directors who also serve as officers or Interested Directors.  Presently, the Corporate Governance/Compensation Committee’s membership consists of Thomas J. Schmitt (Chair), Theodore V. Bauer and Karol D. King.  As further described above, Mr. Schmitt is considered an Interested Director.   Messrs. Bauer and King, who also serve as officers of the Company, participated in recommending to the Board the Compensation Policy.  Messrs. Bauer and King are not separately compensated for their roles as Chairman of the Board or Secretary and Treasurer, respectively, other than the compensation received for their roles on the Board, as discussed above.  The Corporate Governance/Compensation Committee held five meetings in Fiscal 2011.  The Corporate Governance/Compensation Committee Charter provides that the Corporate Governance/Compensation Committee may form and delegate its responsibilities to subcommittees.  As previously discussed above, the Corporate Governance/Compensation Committee uses the Consultant, from time to time, to assist in its determination of Director, officer and managers’ compensation.  The Corporate Governance/Compensation Committee has reviewed and discussed the compensation discussion and analysis set forth under the above section titled “Compensation of Executive Officer” with management, and based on such review and discussions, has recommended to the Board that such discussion and analysis be included in this Proxy Statement.

CORPORATE GOVERNANCE/COMPENSATION COMMITTEE:
Thomas J. Schmitt, Chair
Theodore V. Bauer
Karol D. King

Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements for Fiscal 2011 with management and discussed other matters related to the audit with the independent auditors.  Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.  The Audit Committee met with the independent auditors, with and without management present, and discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).  The independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors the firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent auditors, and the Audit Committee’s review of representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board include the audited financial statements in our Annual Report on Form 10-K for Fiscal 2011.

AUDIT COMMITTEE:
Michael K. Guttau, Chair
Theodore V. Bauer
Karol D. King

Independent Public Accountant Fees and Services

The following table presents fees paid for professional services rendered by our independent public accountants for Fiscal 2011 and Fiscal 2010:

Fee Category	Fiscal 2011 Fees	Fiscal 2010 Fees

Audit Fees	$131,250	$139,500

Audit-Related Fees	$0	$0

Tax Fees	$33,787	$56,991

All Other Fees	$0	$0

Total Fees	$165,037	$196,491

Audit Fees are for professional services rendered by McGladrey & Pullen, LLP (“McGladrey”) for the audit of our annual financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by McGladrey in connection with statutory and regulatory filings or engagements, including review of SEC registration statements and related correspondence.

Audit-Related Fees are for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include accounting consultations in connection with acquisitions, consultations concerning financial accounting and reporting standards.  We did not pay any fees for such services in Fiscal 2011 or 2010.

Tax Fees are for professional services rendered by RSM McGladrey, Inc., an affiliate of McGladrey, for tax compliance, tax advice and tax planning and include preparation of federal and state income tax returns, and other tax research, consultation, correspondence and advice.

All Other Fees are for services other than the services reported above.  We did not pay any fees for such other services in Fiscal 2011 or 2010.

The Audit Committee has concluded the provision of the non-audit services listed above is compatible with maintaining the independence of McGladrey.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent auditors.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.  The Audit Committee may also pre-approve particular services on a case-by-case basis.

INDEPENDENT PUBLIC ACCOUNTANTS

The Board voted in favor of the appointment of McGladrey to serve as our independent public accountants for Fiscal 2011.  A representative of McGladrey is expected to be present at the 2012 Annual Meeting with an opportunity to make a statement, and will be available to respond to appropriate questions.

MEMBER PROPOSALS FOR THE 2013 ANNUAL MEETING

Under the rules of the SEC, including Rule 14a-8 of the Exchange Act, any Member proposal to be considered by the Company for inclusion in the proxy material for the 2013 Annual Members’ Meeting—which we presently plan to hold in March 2013, must be received by the Secretary of the Company, 10868 189th Street, Council Bluffs, Iowa 51503, one-hundred and twenty (120) days prior to when we mail the proxy materials for that meeting.  Accordingly, we determined that Members must submit proposals related to the 2013 Annual Members’ Meeting to the Company by October 7, 2012.  The submission of a proposal does not guarantee its inclusion in the proxy statement or presentation at the annual meeting unless certain securities laws requirements are met.  Proposals submitted later than October 7, 2012 will be considered untimely and will not be included in the Company’s proxy statement for the 2013 Annual Members’ Meeting.

Under the Operating Agreement, Members may nominate persons for election as Directors of the same Series, but in the case of Series A Directors, Series A Members must notify the Secretary of the Company in writing not less than 120 days prior to the one year anniversary of the date on which we first mailed our proxy materials for the prior year’s annual meeting.  Accordingly, Members desiring to nominate a Director for election at the 2013 Annual Meeting of Members must give written notice of the nomination to the Secretary of the Company not later than October 7, 2012.  As the Board may provide by resolution, the Company’s proxies will have discretionary authority to vote with respect to any matter that may be presented at an annual meeting which does not comply with these notice requirements.  Members’ nomination notices must contain the specific information set forth in Section 5.3(e) of the Operating Agreement.  A copy of the Operating Agreement will be furnished to Members without charge upon written request to the Secretary of the Company.

In the event a Member wishes to propose any other matter for consideration at a meeting of the Members, under the Operating Agreement, Members representing an aggregate of not less than thirty percent (30%) of all of the Units may demand that the Board call a meeting of Member

MEMBER COMMUNICATION

Any Member wishing to communicate with any of the Directors regarding matters related to the Company may provide correspondence to the Director in care of the Secretary, Southwest Iowa Renewable Energy, LLC, 10868 189th Street, Council Bluffs, IA 51503. The Chairman of the Corporate Governance/Compensation Committee will review and determine the appropriate response to questions from the Unitholders, including whether to forward communications to individual Directors.  The Independent Directors review and approve the Member communication process periodically to ensure effective communication with Members.

OTHER BUSINESS

The Board knows of no other business to be presented for action at the 2012 Annual Meeting.  If any matters do come before the 2012 Annual Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by he proxy at the 2012 Annual Meeting.

EXPENSES OF SOLICITATION OF PROXIES

In addition to the use of the mails, proxies may be solicited by personal interview and telephone by directors, officers and other employees of the Company, who will not receive additional compensation for such services.  The Company has not employed any party to solicit proxies for the 2012 Annual Meeting.   The costs of this solicitation will be borne by the Company.

PERIODIC REPORTS

Our financial statements and related financial information required to be provided to Members in connection with this Proxy Statement are contained in our Annual Report on Form 10-K for Fiscal 2011 (the “Annual Report”), which was filed with the SEC on November 22, 2011.  The Annual Report is attached to Annual Report, which accompanies this Proxy Statement, both of which are available on the our website at www.sireethanol.com at the “Investor Relations” tab, but these documents are not deemed a part of the proxy soliciting material.  Members may request paper copies of the Annual Report itself, this Proxy Statement and the Proxy Card by sending an e-mail to Betty Harmsen at proxy@sireethanol.com, calling (877) 776-5999, or by downloading a copy at www.sireethanol.com.  Members may make a request for all future meetings or only for the 2012 Annual Members Meeting.  A copy of the exhibits to the Annual Report will be mailed to Members free of charge upon request to Southwest Iowa Renewable Energy, LLC, 10868 189th Street, Council Bluffs, Iowa 51503, or by calling (877) 776-5999.  Such requests must set forth a good faith representation that the requesting party was either a holder of record or a beneficial owner of Units of the Company on January 20, 2012.

The Notice of the 2012 Annual Meeting was mailed to all Members of record on February 3, 2012 and the Proxy Card will be separately mailed on or about February 13, 2011.  All Members are encouraged to date, sign and return the Proxy Card at your earliest convenience in the postage paid envelope which accompanies that mailing.

Alternatively, the Proxy Card is available at www.sireethanol.com at the “Investor Relations” tab.  Any Member of record may print out the Proxy Card and submit that as authorization to vote by proxy at the 2012 Annual Meeting.  You do not need to provide any personal information to print off a Proxy Card - you will only need to confirm your Unit ownership on the Proxy Card in order for your vote to be counted.  You may return the signed and dated Proxy Card in an envelope addressed to Southwest Iowa Renewable Energy, LLC, 10868 189th Street, Council Bluffs, Iowa 51503, at your earliest convenience.

Prompt submission of your Proxy Card to the Company will be appreciated as it will save the expense of further mailings and telephone solicitations.

By Order of the Board of Directors

Theodore V. Bauer, Secretary

Council Bluffs, Iowa
February 3, 2011

Southwest Iowa Renewable Energy, LLC
Proxy Solicited on Behalf of the Board of Directors
for Annual Meeting of Members
March 16, 2012

The undersigned hereby appoints Karol D. King and Michael K. Guttau and each of them, with full power of substitution, and hereby authorizes them to represent the undersigned and to vote all of the Units of SOUTHWEST IOWA RENEWABLE ENERGY, LLC (the “Company”) held of record by the undersigned on January 20, 2012, at the Annual Meeting of Members of the Company to be held on March 16, 2012 and any adjournment(s) thereof.

The proxy when properly executed will be voted as directed by the undersigned Member.  If directors are not indicated, the proxy will be voted to elect the nominee described in item 1. The proxies, in their discretion, are further authorized to vote (a) on matters which the Board of Directors did not know would be presented at the Annual Meeting within the time period specified in the Company’s Third Amended and Restated Operating Agreement; and (b) on other matters which may properly come before the Annual Meeting and any adjournments or postponements thereof.

Members have the right to vote cumulatively in the election of directors and at the Members’ Meeting, the proxies intend to vote cumulatively and to allocate votes among the director nominees listed below, unless authority to vote for any nominee is withheld.

(continued, and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

					Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

1. To elect one Director to serve until the 2016 Annual Meeting of Members or until his successor shall be elected and qualified;				FOR	AGAINST	ABSTAIN

Director Nominee:	FOR Nominee	WITHHOLD Authority For nominee	2. To transact such other business that may properly come before the meeting and any adjournment thereof	☐	☐	☐
01 Theodore V. Bauer	☐	☐

PLEASE SIGN, DATE AND RETURN THIS PROXY to Southwest Iowa Renewable Energy, LLC, 10868 189th Street, Council Bluffs, Iowa 51503.
Signature ______________________________ Title __________________________________ Print __________________________________ Address of Unit Holder: City, State, Zip	*Signature ____________________________ Title _________________________________ Print ________________________________ Address of Unit Holder: City, State, Zip	Date _______________

Please sign your name exactly as it appears on the Unit Certificate.  If signing for estates, trusts, corporations or partnerships, title or capacity should be stated.
*If Units are held jointly, each holder should sign.

February 3, 2012

Important notice regarding the availability of proxy materials for the Members meeting to be held on March 16, 2012.

Dear Member of Southwest Iowa Renewable Energy, LLC:

Internet Availability:

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for our 2012 Annual Members Meeting are available on the internet.  This communication presents only an overview of the more complete proxy materials that are available on the internet.  We encourage you to access and review all of the important information contained in the proxy materials before voting.  In addition, we plan to separately mail to you the proxy card only.  Under applicable rules, we must wait 10 days before sending the proxy card to you.

The proxy statement, proxy card and the 2011 annual report to Members can be accessed at www.sireethanol.com by clicking on the “Investor Relations” tab.

If you would like to receive a paper or e-mail copy of these documents, you must request one.  There is no charge to you for requesting a copy.  Please make your request for a copy as instructed below on or before March 1, 2012 to facilitate timely delivery.

Annual Meeting Matters:

The 2012 Annual Members Meeting will be held on Friday, March 16, 2012, at 1:00 p.m. Central Daylight Time at the City of Treynor Community Center, 11 West Main Street, Treynor, Iowa 51575.  Only holders of Series A, B and C Units in the Company as of January 20, 2011 (the “Record Date”) are entitled to notice of, and to vote at (if appropriate), the meeting and any adjournment thereof.  If you attend the Annual Meeting in March, you may nevertheless revoke the proxy and vote in person even though you previously mailed the proxy card.

Proposals to be voted on at the Annual Meeting are listed below:

1.	The Series A Members are to elect one Series A Director to serve until the 2016 Annual Member Meeting or until his successor shall be elected and qualified; and

2.	To transact such other business as may properly come before the meeting and any adjournment thereof.

This Notice also constitutes notice to Members of the 2012 Annual Members Meeting required under our Third Amended and Restated Operating Agreement.

Instructions:

You may access the following proxy materials at www.sireethanol.com:

☑	Notice of the 2012 Annual Members Meeting	☑	The Company’s 2012 Proxy Statement
☑	The Company’s 2011 Annual Report	☑	A proxy card for the 2012 Annual Members Meeting

You may access your proxy materials and proxy card online by visiting www.sireethanol.com and clicking on the “Investor Relations” tab.  Once you have carefully reviewed all of the proxy materials, please print off the proxy card, execute it and mail it to us at Southwest Iowa Renewable Energy, LLC, Attn: Investor Relations, 10868 189th Street, Council Bluffs, Iowa 51503.  You do not need to provide any personal information to print off a proxy card—but you will need to provide enough information on the proxy card to allow us to verify your unit ownership in order for your vote to be counted.

If you prefer a paper copy of the proxy materials, you may request one by sending an e-mail to proxy@sireethanol.com, calling (877) 776-5999, or by making a request at www.sireethanol.com by clicking on the “Contact Us” tab and sending the request in the electronic form provided.  You have the opportunity to make a request to receive paper copies for all future meetings or only for the 2012 Annual Members Meeting.  Unit Holders as of the Record Date are encouraged and cordially invited to attend the 2012 Annual Members Meeting.

Map directions to the 2012 Annual Members Meeting can be found at www.sireethanol.com.

NOTICE OF ANNUAL MEETING OF MEMBERS
TO BE HELD MARCH 16, 2012

To the Members of Southwest Iowa Renewable Energy, LLC:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Members of Southwest Iowa Renewable Energy, LLC, an Iowa limited liability company (the “Company”), will be held on March 16, 2012, at 1:00 p.m. Central Daylight Time at the City of Treynor Community Center, 11 West Main Street, Treynor, Iowa 51575, for the following purposes:

1.      To elect one Series A Director to serve until the 2016 Annual Member Meeting or until his successor shall be elected and qualified; and

2.      To transact such other business as may properly come before the meeting and any adjournment thereof.

Only holders of Units of the Company of record at the close of business on January 20, 2012, will be entitled to notice of, and to vote at, the meeting and any adjournment thereof.   Only holders of Series A Units will be entitled to vote for the Series A Director nominated for election at the 2012 Annual Meeting.  Directions to the annual meeting location may be found at www.sireethanol.com.

By Order of the Board of Directors

Karol King Chairman

Your Board of Directors desire that all Members be present in person or represented by proxy at the Annual Meeting.  Even if you plan to attend in person, please date, sign and return a Proxy Card, a copy is enclosed for your convenience or a copy is available at www.sireethanol.com.  Return your Proxy Card at your earliest convenience so that your vote may be counted.  If you do attend the meeting in March, you may revoke your proxy and vote in person even though you mailed the Proxy Card.  The Proxy Card must be signed by each registered Member exactly as set forth on the Proxy Card.